EXHIBIT 99

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                  PHARMACIA CORPORATION REPORTS 11% INCREASE IN
               EARNINGS PER SHARE (EPS) FOR FOURTH QUARTER OF 2002

Results:
--------
     o Sales of six key pharmaceutical growth-drivers increase 13% for fourth quarter and full year
     o COX-2 franchise sales increase 11% in fourth quarter and 13% full year to $3.5 billion
          - Bextra sales reach $184 million in fourth quarter and $470 million for 2002
          - Celebrex decreases 10% in fourth quarter; full-year sales decline 2% to $3.1 billion
     o Xalatan grows 8% in fourth quarter; full-year sales increase to $928 million (+14%)
     o Detrol LA/Detrol increases 44% in quarter; full-year sales reach $757 million (+23%)
     o Camptosar decreases 10% in quarter; full-year sales decline 6% to $574 million

Key Product Updates:
--------------------
     o    New Drug Application (NDA) for celecoxib (Celebrex) submitted in Japan
     o Xalatan approved by U.S. FDA for first-line use in glaucoma and ocular hypertension
     o Inspra meets primary endpoint in landmark EPHESUS heart failure study; supplemental NDA (sNDA) to be filed in U.S. during first half of 2003
     o    Zyvox approved by FDA for expanded use in pediatric patients
     o Growth hormone franchise expands with first regulatory approval of Somavert

Other Developments:
-------------------
     o Pharmacia strengthens oncology pipeline through agreement with Banyu for J-107088
     o Phase III clinical trial program initiated for CDP 870 in treatment of rheumatoid arthritis
     o    Pfizer acquisition expected to close during the first quarter of 2003

-------------------------------------------------------------------------------------------------------------------------------
  FINANCIAL SUMMARY                       FOURTH         FOURTH                        FULL          FULL
  ($ millions, except                     QUARTER        QUARTER         %             YEAR          YEAR              %
  per share amounts)                        2002          2001        CHANGE           2002          2001           CHANGE
                                      -------------- -------------- -------------- -------------- -------------- --------------
  PRESCRIPTION SALES                   $  3,214        $ 3,222             -       $  12,037      $  11,968             1%

  OTHER PHARMA SALES                   $    521        $   461            13%      $   1,956      $   1,867             5%
                                      -------------- -------------- -------------- -------------- -------------- --------------
  TOTAL SALES                          $  3,735        $ 3,683             1%      $  13,993      $  13,835             1%
-------------------------------------------------------------------------------------------------------------------------------
  TOTAL SALES (EX-AMBIEN)              $  3,735        $ 3,407            10%      $  13,993      $  12,933             8%
-------------------------------------------------------------------------------------------------------------------------------
  NET EARNINGS                         $    554        $    86           549%      $     597      $   1,501          (60)%
   (GAAP - as reported)
---------------------------------------------------- -------------- -------------- -------------- -------------- --------------
  DILUTED NET EARNINGS PER SHARE       $    .41        $   .06           583%      $     .44      $    1.12          (61)%
   (GAAP - as reported)
-------------------------------------------------------------------------------------------------------------------------------
         Net Earnings

  (as adjusted - see Consolidated      $    530        $   475            12%      $   2,044      $   1,901             8%
  Statement of Earnings)              -------------- -------------- -------------- -------------- -------------- --------------
  DILUTED NET EARNINGS PER SHARE
  (as adjusted - see Consolidated      $    .40        $   .36            11%      $    1.55      $    1.43             8%
  Statement of  Earnings and Summary
  of Diluted EPS)
-------------------------------------------------------------------------------------------------------------------------------

Year-to-year growth rates are affected by certain items that affect comparability.  See discussions in Earnings and Results of
Operations sections.


PEAPACK, N.J. (FEBRUARY 19, 2003) -- Pharmacia Corporation (NYSE: PHA) today reported financial results for the fourth quarter ended December 31, 2002. Sales and continuing earnings in this report reflect only the results of the pharmaceutical business following completion of the spin-off of the Monsanto agricultural business by Pharmacia on August 13, 2002.

Sales
-----

Net sales for the company's pharmaceutical businesses were $3.7 billion in the fourth quarter, a 1% increase over the fourth quarter of 2001. Foreign exchange had a 2% favorable impact on total sales growth for the quarter. For the full year, pharmaceutical sales were $14 billion, a 1% increase over 2001. For the full year, foreign exchange had no meaningful impact on sales.

Year-to-year comparisons reflect the impact of the transfer of U.S. rights for the sleep product Ambien to Sanofi~Synthelabo as required under a previous agreement. Excluding the impact of the transfer of Ambien, total sales increased 10% in the fourth quarter and 8% for the full year.

Earnings
--------

Pharmacia management believes that investors' understanding of the performance of the company is enhanced by providing both "as reported" (in accordance with U.S. Generally Accepted Accounting Principles, or GAAP) earnings information and such information "as adjusted" for certain income and expense items that are unusual due to their nature, their infrequency of occurrence or their size. For example, discontinued operations, extraordinary items and the cumulative effect of changes in accounting principles are adjusted for to derive earnings from continuing operations. Further adjustments are made for large gains or losses on the sale of businesses, products, intellectual properties and equity investments; merger and restructuring charges; legal settlements and certain other items. Pharmacia lists these items in the following Summary of Diluted Earnings Per Share table and reconciles diluted net earnings per share (EPS) on a reported basis with adjusted EPS.

SUMMARY OF DILUTED EARNINGS PER SHARE
-------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                             FOURTH QUARTER                        FULL YEAR

                                                   ----------------------------------- -----------------------------------
                                                         2002              2001              2002              2001
                                                   ----------------- ----------------- ----------------- -----------------
EPS AS REPORTED                                    $        0.41     $       0.06       $      0.44       $      1.12

ADJUSTMENTS (SEE PAGE 12)

R&D LICENSE AND ACQUISITION CHARGES                           --             0.01              0.02              0.08

CONTRIBUTION TO PHARMACIA FOUNDATION                          --               --              0.04                --

MERGER & RESTRUCTURING                                      0.03             0.14              0.04              0.32

GAIN ON LEGAL SETTLEMENT--ALLERGAN                         (0.05)              --             (0.05)               --

GAIN ON RETURN OF AMBIEN                                      --               --             (0.32)               --

GAIN ON SALE OF CLINICAL STUDY DATA                           --               --             (0.02)               --

ASSET WRITE-DOWNS                                             --             0.06                --              0.06

DISCONTINUED OPERATIONS                                     0.01             0.09              0.72             (0.16)

ACCOUNTING CHANGE - MONSANTO                                  --               --              1.17                --

EXTRAORDINARY GAIN - AMERSHAM                                 --               --             (0.49)               --

EXTRAORDINARY ITEM - DEBT EXTINGUISHMENT                      --               --                --              0.01
--------------------------------------------------------------------------------------------------------------------------
EPS AS ADJUSTED                                    $        0.40     $       0.36       $      1.55       $      1.43
-------------------------------------------------------------------- ----------------- ----------------- -----------------

                                      -2-

On a reported basis, net earnings were $554 million (41 cents per share) in the fourth quarter compared to $86 million (6 cents per share) in the fourth quarter of 2001. For full-year 2002, net earnings were $597 million (44 cents per share) versus $1.5 billion ($1.12 per share) in 2001.

Pharmacia reported a gain of 5 cents per share in connection with a favorable settlement of an intellectual property suit in the ophthalmology field. The suit involved Allergan's ophthalmic product Lumigan which competes with Pharmacia's Xalatan.

On an adjusted basis, fourth-quarter earnings increased 12% to $530 million (40 cents per share). For the full year, earnings increased 8% to $2.0 billion ($1.55 per share), in line with the company's guidance. Excluding the impact of the transfer of Ambien, per share earnings grew 43% in the fourth quarter and 27% for the full year.

In line with new accounting rules, the company is no longer amortizing goodwill. As previously disclosed, the impact of this change amounted to an estimated 7 cents per share in 2002.

"We are very pleased with the strong financial performance delivered by the company in the fourth quarter," said Fred Hassan, Chairman and Chief Executive Officer of Pharmacia Corporation. "For 2002, we successfully met the challenge posed by the transfer of our second-largest product, Ambien, and achieved solid earnings growth on top of our 29 percent EPS growth in 2001 which led our industry peer group. Going forward, no patent expiries are anticipated among Pharmacia's key growth driver products before 2008."

Added Hassan: "During 2002, we also delivered on our commitment to shareholders to unlock the value of our pharmaceutical business through the divestment of non-core businesses including our Monsanto agricultural subsidiary and our minority interest in Amersham Biosciences. These actions, along with key product acquisitions we made in 2002, strengthened the focus on our core pharmaceutical business."

PRESCRIPTION BUSINESS ($ MILLIONS)
----------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                FOURTH           FOURTH         % CHANGE          FULL YEAR      FULL YEAR 2001       % CHANGE
                             QUARTER 2002     QUARTER 2001      NET SALES            2002                            NET SALES

                              US     TOTAL     US    TOTAL     US     TOTAL     US      TOTAL      US     TOTAL      US    TOTAL
                            ---------------- --------------- ---------------- ------------------ ----------------  ---------------
 TOTAL RX SALES             $1,789  $3,214   $1,940  $3,222    (8)%     --     $6,793   $12,037   $7,005  $11,968    (3)%      1%
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL RX SALES             $1,789  $3,214   $1,666  $2,946      7%       9%   $6,793   $12,037   $6,109  $11,066     11%      9%
 (EX-AMBIEN)

----------------------------------------------------------------------------------------------------------------------------------
   COX-2 FRANCHISE:*        $  811  $  999   $  740  $  904     10%      11%   $2,828   $ 3,527   $2,447  $ 3,114     16%     13%
----------------------------------------------------------------------------------------------------------------------------------
   -  CELEBREX              $  636  $  812   $  740  $  904   (14)%    (10)%   $2,375   $ 3,050   $2,447  $ 3,114    (3)%    (2)%

   -  BEXTRA                $  175  $  184       --      --     N/A      N/A   $  453   $   470       --       --     N/A     N/A

   XALATAN                  $   94  $  243   $  109  $  226   (14)%       8%   $  402   $   928   $  391  $   818      3%     14%

   DETROL LA/DETROL         $  142  $  195   $   99  $  135     43%      44%   $  580   $   757   $  488  $   617     19%     23%

   CAMPTOSAR                $  124  $  137   $  141  $  151   (12)%    (10)%   $  525   $   574   $  566  $   613    (7)%    (6)%

   GENOTROPIN               $   46  $  165   $   36  $  142     28%      16%   $  147   $   551   $  115  $   511     28%      8%
----------------------------------------------------------------------------------------------------------------------------------

* Includes non-U.S. sales of parecoxib

Pharmacia's product performance in the fourth quarter continued to be led by the company's industry leading COX-2 portfolio consisting primarily of Celebrex and Bextra. Sales of the COX-2 products increased 11% in the fourth quarter to $999 million. For the full year, COX-2 sales increased 13% to $3.5 billion. Together, Celebrex and Bextra now account for a 62% share of new prescriptions in the U.S. coxib market based on recent weekly prescription data.

While sales and trade inventory levels for the COX-2 products were impacted by a fourth-quarter price increase in both 2001 and 2002, overall U.S. trade inventory levels in 2002 were slightly below 2001.

Sales of Bextra were $184 million in the fourth quarter and reached $470 million for 2002, making Bextra the year's most successful new pharmaceutical product launch. Pharmacia, along with its marketing partner Pfizer Inc., initiated the full U.S. launch of Bextra in the second quarter of 2002. The launch success of Bextra contributed to a slight decline in sales of Celebrex. Full year sales of Celebrex were $3.1 billion (-2%) while fourth quarter sales were $812 million (-10%).

Xalatan, the world's top-selling glaucoma medication, recorded sales of $243 million in the fourth quarter, an increase of 8% over prior year. For the full year, sales of Xalatan increased 14% to $928 million. Xalatan continues to be the number-one prescribed glaucoma medication in the U.S., Europe and Japan. In late December, FDA approved Xalatan as initial therapy for elevated eye pressure associated with open-angle glaucoma or ocular hypertension. With the approval, Xalatan is the first and only prostaglandin with a first-line indication in all three major markets.

Detrol LA/Detrol recorded worldwide sales of $195 million in the fourth quarter, an increase of 44% over the prior year. For the full year, sales increased 23% to $757 million. Detrol LA, a once-daily formulation launched in 2001, is the number-one overactive bladder treatment based on new and total prescription market share. The once-daily formulation also has been launched in Europe under various brand names including Detrusitol SR.

Sales of Camptosar in the U.S. and other Pharmacia territories were $137 million in the fourth quarter, a 10% decrease from the fourth quarter of 2001. For the full year, sales of Camptosar declined 6% to $574 million. Fourth quarter and full-year sales were impacted by trade inventory fluctuations associated with a price increase in the fourth quarter of 2001.

Global sales of Genotropin, the world's leading growth hormone treatment, were $165 million in the fourth quarter, led by a 28% increase in U.S. sales. Full-year sales increased 8% to $551 million.

Zyvox recorded worldwide sales of $69 million in the quarter, a 109% increase over the fourth quarter of 2001. For the full year, sales of Zyvox increased 85% to $199 million. During the fourth quarter, the FDA approved a supplemental New Drug Application (sNDA) for Zyvox for the treatment of Gram-positive infections in infants and children. The approval of Zyvox in pediatric populations follows FDA's initial approval of the product for use in adults in 2000.

RESEARCH AND DEVELOPMENT
------------------------

In addition to strong sales of the company's key growth drivers, Pharmacia's R & D productivity continued in 2002, highlighted by initial regulatory approvals for two new molecular entities

(NMEs): Inspra for treatment of hypertension and Somavert for treatment of acromegaly. During 2002, the company also received approvals of important new indications for Xalatan (first-line use) and Zyvox (pediatric populations). Last month, Xanax XR, a once-daily formulation of alprazolam, was approved in the U.S. for the treatment of panic disorder.

OTHER PHARMACEUTICAL BUSINESSES ($ MILLIONS)
--------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                             FOURTH QUARTER   FOURTH QUARTER     % CHANGE          FULL YEAR       FULL YEAR 2001      % CHANGE
                                  2002             2001          NET SALES           2002                             NET SALES

                               US     TOTAL     US     TOTAL    US     TOTAL     US      TOTAL      US     TOTAL      US    TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
   CONSUMER HEALTHCARE         $107    $229     $ 84    $207     28%     11%     $363    $  829     $315   $  732     15%     13%

   ANIMAL HEALTH               $ 66    $134     $ 67    $125    (2)%      7%     $260    $  506     $246   $  469      5%      8%

   MISC. PHARMA                $ 52    $158     $ 45    $129     17%     22%     $211    $  621     $249   $  666   (15)%    (7)%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL OTHER PHARMA            $225    $521     $196    $461     15%     13%     $834    $1,956     $810   $1,867      3%      5%
-----------------------------------------------------------------------------------------------------------------------------------

On a combined basis, sales in the other pharmaceutical businesses - including Consumer Healthcare, Animal Health, Diagnostics and PCS - increased 13% in the fourth quarter and 5% for the full year. Consumer Healthcare sales grew 11% in the quarter and 13% for 2002, representing a second consecutive year of double-digit sales growth. The increase was driven by strong growth of the Nicorette line of smoking cessation products. Sales of the Nicorette line grew 15% in the quarter and 31% for the full year. Animal Health also continued its growth with sales up 7% in the quarter and 8% for the full year.

RESULTS OF OPERATIONS - AS ADJUSTED
-----------------------------------

Pharmacia Corporation's gross margin was 77% for the fourth quarter versus 80% for the prior year. For the full year, the gross margin of 78% was slightly below prior year, in part reflecting increased investment on compliance-related activities.

Selling, general and administrative (SG&A) expenses represented 44% of sales for both the fourth quarter and the full year. For the full year, SG&A remained flat despite launch costs for Bextra and increased payments to Pfizer Inc. related to Bextra and Celebrex. Research and development expenses represented 17% of sales for both the fourth quarter and full year.

"All other, net" included a net legal settlement gain of $100 million in the fourth quarter. Full year also included a net gain of $661 million from the second quarter related to the transfer of U.S. rights to Ambien. See page 12 for additional information.

For fourth quarter and full year, the company's overall annual effective tax rate was 24 percent, excluding merger, restructuring and certain other items.

OTHER DEVELOPMENTS
------------------

On December 9, 2002, shareholders of Pharmacia approved the planned acquisition of the company by Pfizer, first announced July 15, 2002. The acquisition is awaiting clearance by U.S. and European regulatory authorities with closing expected in the first quarter of 2003.

In connection with the acquisition, Pharmacia announced in January its divestment of development and marketing rights for intranasal apomorphine for treatment of erectile dysfunction and female sexual dysfunction. Pharmacia acquired rights to the intranasal compound in 2002, but agreed to return all rights to the compound to Nastech Pharmaceutical Company Inc. as a result of a merger-related ruling by the U.S. Federal Trade Commission.

On December 23, Pharmacia announced plans to submit an sNDA for Inspra (eplerenone tablets) in the U.S. during the first half of 2003 for the treatment of post-myocardial infarction heart failure. The planned filing is based on successful results of a major clinical study, the Eplerenone Post-AMI Heart Failure Efficacy and Survival Study (EPHESUS). Inspra received FDA approval in September 2002 for the treatment of high blood pressure.

During December, the company also announced the submission of a New Drug Application for celecoxib in Japan for treatment of several indications including rheumatoid arthritis and osteoarthritis. The product was jointly developed in Japan by Pharmacia and Yamanouchi Pharmaceutical Co., Ltd., and will be co-promoted following regulatory approval.

Also during December, Pharmacia made a voluntary contribution of $234 million to the company's U.S. pension plan.

On November 19, Pharmacia announced European Commission approval of Somavert (pegvisomant powder and solvent solution for injection) for the treatment of patients with acromegaly, a life-threatening disease triggered by overproduction of growth hormones. The approval expands Pharmacia's established and leading presence in the field of endocrine care.

On October 21, Pharmacia strengthened its oncology portfolio through an agreement with Banyu Pharmaceutical Co. Ltd. to develop and commercialize Banyu's proprietary anti-cancer compound, J-107088. J-107088 is a novel, non-camptothecin DNA topoisomerase-1 inhibitor currently in Phase II clinical trials.

During October, Pharmacia initiated Phase III clinical development of CDP 870 in patients with rheumatoid arthritis. CDP 870 belongs to a new therapeutic class of medicines that inhibit tumor necrosis factor alpha (TNF-(alpha)), a key mediator in certain autoimmune and inflammatory diseases.

Pharmacia Corporation (NYSE:PHA) is a top-tier global pharmaceutical company whose innovative medicines and other products save lives and enhance health and wellness. Pharmacia's 43,000 people work together with many diverse stakeholders to bring these benefits to people around the world, and to create new health solutions for the future.

Certain statements contained in this document are "forward-looking statements" provided under the "safe harbor" protection of the Private Securities Litigation Reform Act of 1995. These statements are made to enable a better understanding of the Company's business, but because these forward-looking statements are subject to many risks, uncertainties, future developments and changes over time, actual results may differ materially from those expressed or implied by such forward-looking statements. Examples of forward-looking statements are statements about anticipated financial or operating results, financial projections, business prospects, future product performance, future research and development results, anticipated regulatory filings and approvals, and other matters that are not historical facts. Such statements often include words such as: "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions.

These forward-looking statements are based on the information that was currently available to the Company, and the expectations and assumptions that were deemed reasonable as of February 19, 2003, at the time when the statements were made. The Company does not undertake any obligation to update any forward-looking statements in any communications of the Company, whether as a result of new information, future events, changed assumptions or otherwise, and all such forward-looking statements should be read as of the time when the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause or contribute to actual results or events being materially different from those expressed or implied by such forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the following: competition for our products; pharmaceutical pricing, price constraints and other restrictions on the marketing of products imposed by governmental agencies or by managed care groups, institutions and other purchasing agencies; product discovery and approval; product recalls or withdrawals; manufacturing quality issues with respect to our products; compliance with Current Good Manufacturing Practices and other quality assurance guidelines; the company's ability to secure and defend its intellectual property rights; product liability claims, antitrust litigation, environmental concerns, and commercial disputes; social, legal, political and governmental developments; changes in foreign currency exchange rates or in general economic or business conditions including inflation and interest rates; acquisitions, divestitures, mergers, restructurings or strategic initiatives that change the Company's structure; business combinations among the Company's competitors and major customers; changes to accounting standards or GAAP.

Readers are also urged to carefully review and consider the disclosures in Pharmacia's various Securities and Exchange Commission ("SEC") filings, including but not limited to Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002.

MEDIA CONTACTS:                                     ANALYST CONTACTS:
---------------                                     -----------------
PAUL FITZHENRY                                      ALEX KELLY
(908) 901-8770                                      (908) 901-7028




                                      -end-

PHARMACIA CORPORATION CONSOLIDATED STATEMENT OF EARNINGS --
AS ADJUSTED (UNAUDITED)
FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2002 AND 2001
($ millions, except diluted per share data):

--------------------------------------------------------------------------------------------------------------------------------
                                                   FOURTH        FOURTH          %          FULL          FULL           %
                                                   QUARTER       QUARTER      CHANGE        YEAR          YEAR         CHANGE
                                                    2002          2001                      2002          2001
                                                 ------------  ------------  ----------  ------------  ------------  -----------
NET SALES                                          $ 3,735        $ 3,683         1%        $ 13,993      $13,835         1%
COST OF PRODUCTS SOLD                              $   864        $   748        16%        $  3,077      $ 2,950         4%
RESEARCH & DEVELOPMENT                             $   628        $   596         5%        $  2,329      $ 2,176         7%
SELLING, GENERAL & ADMINISTRATIVE                  $ 1,638        $ 1,667        (2)%       $  6,104      $ 5,902         3%
AMORTIZATION OF GOODWILL                                --        $    24       N/A               --      $   103       N/A
INTEREST EXPENSE, NET                              $    11        $    43       (74)%       $     89      $   145       (38)%
ALL OTHER, NET                                     $  (103)       $   (28)      N/A         $   (296)     $    24       N/A
--------------------------------------------------------------------------------------------------------------------------------
EARNINGS BEFORE INCOME TAXES                       $   697        $   633        10%        $  2,690      $ 2,535         6%
PROVISION FOR INCOME TAXES                         $   167        $   158         6%        $    646      $   634         2%
--------------------------------------------------------------------------------------------------------------------------------
EARNINGS FROM CONTINUING OPERATIONS                $   530        $   475        12%        $  2,044      $ 1,901         8%
DILUTED NET EARNINGS PER SHARE                     $  0.40        $  0.36        11%        $   1.55      $  1.43         8%
--------------------------------------------------------------------------------------------------------------------------------

PHARMACIA CORPORATION CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED) FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2002 AND 2001
($ millions, except diluted per share data):

--------------------------------------------------------------------------------------------------------------------------------
                                                   FOURTH        FOURTH          %          FULL          FULL           %
                                                   QUARTER       QUARTER      CHANGE        YEAR          YEAR         CHANGE
                                                    2002          2001                      2002          2001
-------------------------------------------------------------  ------------  ----------  ------------  ------------  -----------
                                 (1) Net sales     $ 3,735       $ 3,683          1%       $ 13,993       $ 13,835          1%

COST OF PRODUCTS SOLD[1]                           $   864       $   776         11%       $  3,077       $  2,978          3%

RESEARCH & DEVELOPMENT[2]                          $   628       $   633         (1)%      $  2,359       $  2,361         --

SELLING, GENERAL & ADMINISTRATIVE[3]               $ 1,638       $ 1,667         (2)%      $  6,179       $  5,902          5%

AMORTIZATION OF GOODWILL                                --       $    24        N/A              --       $    103        N/A

MERGER & RESTRUCTURING[4]                          $    34       $   274        (87)%      $     68       $    673        (90)%

INTEREST EXPENSE, NET                              $    11       $    43        (74)%      $     89       $    145        (38)%

ALL OTHER, NET[5][*]                               $  (203)      $    33        N/A        $ (1,085)      $     82        N/A
--------------------------------------------------------------------------------------------------------------------------------

EARNINGS BEFORE INCOME TAXES                       $   763       $   233        227%       $  3,306       $  1,591        108%

PROVISION FOR INCOME TAXES                         $   194       $    36        431%       $    869       $    298        192%
--------------------------------------------------------------------------------------------------------------------------------

EARNINGS FROM CONTINUING OPERATIONS                $   569       $   197        189%       $  2,437       $  1,293         88%
--------------------------------------------------------------------------------------------------------------------------------

EARNINGS FROM DISCONTINUED                         $    --       $  (111)       N/A        $     --       $    227        N/A
   OPERATIONS

GAIN (LOSS) ON DISPOSAL OF DISCONTINUED            $   (19)           --        N/A        $   (952)      $     (8)       N/A
   OPERATIONS, NET OF TAXES[6]
--------------------------------------------------------------------------------------------------------------------------------

EARNINGS BEFORE EXTRAORDINARY ITEMS AND            $   550       $    86        543%       $  1,485       $  1,512         (2)%
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE

EXTRAORDINARY ITEMS, NET OF TAX[7]                       4            --         --        $    653       $    (12)       N/A

CUMULATIVE EFFECT OF ACCOUNTING                         --            --         --        $ (1,541)      $      1        N/A
  CHANGE, NET OF TAX[6]
--------------------------------------------------------------------------------------------------------------------------------
NET EARNINGS                                       $   554       $    86        549%       $    597       $  1,501        (60)%
--------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE:

DILUTED - EARNINGS FROM CONTINUING                 $   .42       $   .15        180%       $   1.84       $    .97         90%
  OPERATIONS

DILUTED - NET EARNINGS                             $   .41       $   .06        583%       $    .44       $   1.12        (61)%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL SHARES - DILUTED (IN MILLIONS)                 1,316         1,316         --           1,315          1,322         --
--------------------------------------------------------------------------------------------------------------------------------

----------
     [*]See Footnotes on Page 10.

[1] Fourth quarter and full year 2001 include $28 ($34 net of tax or 2 cents per share) related to the writedown of inventory.

[2] Full year 2002 includes $30 ($19 net of tax or 2 cents per share) related to a co-promotion and co-development agreement for the compound roflumilast with Altana AG. Fourth quarter and full year 2001 include $26 ($17 net of tax or 1 cent per share) related to the write-off of materials for products in development and $11 ($7 net of tax or 1 cent per share) related to non-recurring manufacturing utilization fees. In addition to the above, full year 2001 includes $30 ($19 net of tax or 2 cents per share) relating to an upfront R&D payment to Orion Corporation for a new anti-anxiety compound. In addition to the Orion payment, full year 2001 also includes a $68 ($42 net of tax or 3 cents per share) charge primarily associated with the Sensus purchase acquisition and $50 ($31 net of tax or 2 cents per share) related to an upfront R&D payment for CDP 870 agreement with Celltech Group plc.

[3] Full year 2002 includes a $75 ($46 net of tax or 4 cents per share) contribution to the Pharmacia Foundation.

[4] Merger and restructuring charges were $34 ($32 net of tax or 3 cents per share) in the fourth quarter 2002 and $68 ($54 net of tax or 4 cents per share) full year 2002. These amounts include $22 related to the accelerated vesting of restricted stock grants resulting from the pending acquisition by Pfizer. Merger and restructuring charges were $274 ($179 net of tax or 14 cents per share) in the fourth quarter 2001 and $673 ($418 net of tax or 32 cents per share) full year 2001.

[5] Fourth quarter and full year 2002 includes a $100 ($62 net of tax or 5 cents per share) favorable net legal settlement from Allergan. Full year 2002 also includes a $661 ($424 net of tax or 32 cents per share) gain from the return of Ambien ($671 proceeds less basis = $661 gain) and $28 ($17 net of tax or 2 cents per share) related to clinical data sold to Boehringer Ingelheim. Fourth quarter and full year 2001 include $61 ($42 net of tax, or 3 cents per share) related to the write down of certain investments.

[6] Full year 2002 loss on disposal of discontinued operations includes $938 (71 cents per share) related to the spin-off of Monsanto, $9(1 cent per share) related to disposal of a Russian subsidiary and $5 (no per share impact) related to previous year's divestitures. The full year unfavorable effect of accounting change relates to an impairment write down of Monsanto's corn and wheat reporting units resulting from implementation of SFAS #142 "Goodwill and other Intangible Assets."

[7] Represents gain from the sale of Amersham Biosciences.

* All other, net

Fourth quarter 2002 all other, net was comprised of a net $100 favorable patent infringement settlement, $15 gain from miscellaneous legal settlements, $26 gain on outlicense of product rights, $18 realized gains on sales of investments, $16 royalty income, $8 gain on sale of assets, $4 write-down of investments and $24 miscellaneous income items.

Full year 2002 was comprised of $734 income related to Ambien, $100 favorable patent infringement settlement, $15 gain from miscellaneous legal settlements, $45 gain on sale or outlicense of product rights, $70 realized gains on sales of investments, $60 royalty income, $28 income related to the sale of clinical study data, $8 gain on sale of assets, $28 write-down of investments and $53 miscellaneous income items.

Fourth quarter 2001 all other, net was comprised of $44 net costs related to Ambien, $14 royalty income, $12 realized gains on sales of investments, $61 writedown of other investments and $46 miscellaneous income items.

Full year 2001 was comprised of approximately $220 net costs related to Ambien, $70 royalty income, $5 gain on sale of assets, $53 realized gains on sales of investments, $61 writedown of other investments and $71 miscellaneous income items.

KEY PRESCRIPTION PRODUCT SALES  ($ IN MILLIONS)

FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2002 AND 2001

-----------------------------------------------------------------------------------------------------------------------------------
                                FOURTH           FOURTH         % CHANGE          FULL YEAR        FULL YEAR         % CHANGE
                             QUARTER 2002     QUARTER 2001      NET SALES           2002             2001            NET SALES

                              US     TOTAL     US    TOTAL      US     TOTAL     US     TOTAL     US     TOTAL       US    TOTAL
                            ---------------- --------------- ---------------- ---------------- ---------------- -------------------
 CELEBREX                     $636    $812     $740   $904      (14)%   (10)%   $2,375  $3,050   $2,447  $3,114     (3)%    (2)%

 BEXTRA                       $175    $184       --     --       N/A     N/A    $ 453   $ 470        --      --     N/A     N/A

 XALATAN                       $94    $243     $109   $226      (14)%      8%   $ 402   $ 928    $ 391   $  818       3%     14%

 DETROL LA/DETROL             $142    $195      $99   $135       43%      44%   $ 580   $ 757    $ 488   $  617      19%     23%

 CAMPTOSAR                    $124    $137     $141   $151      (12)%   (10)%   $ 525   $ 574    $ 566   $  613     (7)%    (6)%

 GENOTROPIN                    $46    $165      $36   $142        28%     16%   $ 147   $ 551    $ 115   $  511      28%      8%

 DEPO-PROVERA                  $38     $61      $34    $59        14%      3%   $ 256   $ 339    $ 197   $  283      30%     20%

 PHARMORUBICIN/ELLENCE         $22     $81      $17    $68        34%     19%   $ 111   $ 333    $  61   $  261      83%     28%

 MEDROL                        $32     $86      $38    $87      (17)%    (2)%   $ 129   $ 329    $ 135   $  323     (5)%      2%

 XANAX                         $20     $81      $25    $81      (16)%     --    $  84   $ 314    $ 105   $  323    (20)%    (3)%

 CLEOCIN                       $21     $67      $49    $93      (55)%   (28)%   $ 102   $ 273    $ 143   $  316    (28)%   (13)%

 FRAGMIN                       $34     $81      $14    $57       150%     42%   $  87   $ 270    $  59   $  226      48%     20%

 ARTHROTEC                     $29     $55      $44    $71      (34)%   (22)%   $ 140   $ 241    $ 131   $  235       7%      3%

 CABASER/DOSTINEX              $12     $55      $12    $46        --      20%   $  64   $ 230    $  45   $  165      41%     39%

 MIRAPEX                       $58     $74      $33    $44        76%     68%   $ 150   $ 207    $ 107   $  148      40%     40%

 ZYVOX                         $54     $69      $29    $33        92%    109%   $ 158   $ 199    $  97   $  108      64%     85%

 ALDACTONE/SPIRO LINE          $ 2     $48      $ 3    $48      (54)%     --    $  15   $ 190    $  16   $  183    (11)%      4%

 PLETAL                        $50     $51      $38    $38        35%     34%   $ 134   $ 136    $ 105   $  106      28%     28%

 COVERA/CALAN                  $16     $21      $45    $51      (64)%   (60)%   $ 115   $ 134    $ 140   $  161    (18)%   (17)%
--------------------------------------------------------------------------------------------------------------------------------

GEOGRAPHIC SALES AND GROWTH COMPARISONS ($ MILLIONS)
FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2002

-----------------------------------------------------------------------------------------------------------------------
                                 FOURTH            %          % CHANGE         FULL             %          % CHANGE
                              QUARTER 2002      CHANGE        EXCLUDING        YEAR          CHANGE        EXCLUDING
                                                              CURRENCY         2002                        CURRENCY
                              -------------- -------------- -------------- -------------- -------------- --------------
   UNITED STATES                     $2,014       (6)%           (6)%            $ 7,627       (2)%           (2)%

   JAPAN                             $  259       (2)%           (3)%            $   873       (2)%             --

   ITALY                             $  165        17%             5%            $   628        12%             6%

   GERMANY                           $  138        15%             3%            $   527        10%             4%

   UNITED KINGDOM                    $  122        10%             1%            $   504        12%             8%

   FRANCE                            $  123         6%           (5)%            $   488       (3)%           (7)%

   REST OF WORLD                     $  914        15%            13%            $ 3,346         7%             8%
-----------------------------------------------------------------------------------------------------------------------
   NET SALES                         $3,735         1%           (1)%            $13,993         1%             1%
-----------------------------------------------------------------------------------------------------------------------

   UNITED STATES (EX-AMBIEN)         $2,014         8%             8%            $ 7,627        10%            10%
-----------------------------------------------------------------------------------------------------------------------
   NET SALES (EX-AMBIEN)             $3,735        10%             7%            $13,993         8%             8%
-----------------------------------------------------------------------------------------------------------------------